Filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended
Registration Number 333-127483
PROSPECTUS SUPPLEMENT NO. 1
(To the Prospectus dated March 15, 2007)
27,936,667 Shares of
Common Stock

     This Prospectus Supplement supplements the prospectus dated March 15, 2007 (the “Prospectus”) relating to the sale by the holders of Common Stock of CNX Gas Corporation.
     This Prospectus Supplement is incorporated by reference into, and should be read in conjunction with, the Prospectus.
     INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THE PROSPECTUS.
     Shares of our common stock are listed on the New York Stock Exchange under the symbol “CXG.”
     This Prospectus Supplement is filed solely for the purposes of reflecting changes in holdings of existing selling stockholders under the Prospectus. As of June 20, 2007, the Selling Stockholder table included under the Section “SELLING STOCKHOLDERS”, which begins on page 17 in the Prospectus, is revised to amend the information with respect to the following selling stockholders:

			Number of Shares of
	Number of		Common Stock that may be
Name of Selling Stockholder(1A)	Outstanding Shares	Percent	sold in Offering

Susan Pohanka Schantz Family Trust	17,000	*	17,000
Susan Pohanka Schantz Grantor Retained Annuity Trust	0	*	0
___________
* Less than 1%.
(1A)	Information regarding the selling securityholders may change from time to time. Any such changed information will be set forth in amendments or supplements if and when necessary.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is June 20, 2007.